UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 5, 2025

Commission File No. 001-14778

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite B-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SNGX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2025, Soligenix, Inc. (the “Company”) and its subsidiaries repaid in full all outstanding obligations due under, and terminated, the Loan and Security Agreement (as previously amended, the “Loan Agreement”) dated December 15, 2020 with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P. (collectively, the “Lenders”) and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and Lenders, relating to certain term loans issued pursuant to the Loan Agreement. Upon the termination and repayment in full of all outstanding obligations under the Loan Agreement, all related liens and security interests securing the Company’s obligations under the Loan Agreement were terminated and released.  The Company did not incur any prepayment penalty with respect to the early repayment.

In connection with the Company’s early repaying of the obligations under the Loan Agreement, Shlomo Karako, the Partner of the Lenders, stated "Pontifax provided a $10 million loan to Soligenix over four years ago, and throughout this period, we have greatly valued our positive collaboration with the company. Their professionalism and willingness to find creative solutions have been truly commendable. We are pleased to have supported Soligenix and look forward to potential future cooperation."

The material terms and conditions of the Loan Agreement were described in the Company’s Current Report on Form 8-K filed on December 16, 2020, Current Report on Form 8-K filed on April 19, 2023, and Current Report on Form 8-K filed on October 11, 2024, and such descriptions are incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

February 10, 2025	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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